Exhibit 99.1

CONTACT:

Investors
PondelWilkinson Inc.
Laurie Berman
310-279-5962
lberman@pondel.com

RENTRAK REPORTS FISCAL 2009 FIRST QUARTER FINANCIAL RESULTS

Live Global Trials of Company’s Digital Download Essentials Service Initiated with Multiple Studios

Company’s PPT Business Posts Strong Performance in Challenging Economy

PORTLAND, Ore. (August 5, 2008) — Rentrak Corp. (NASDAQ: RENT) today announced financial results for its fiscal first quarter ended June 30, 2008.

Consolidated revenues grew almost 5 percent to $25.4 million in the first quarter of fiscal 2009 from $24.2 million in the year-ago period.

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Revenues in the company’s Advanced Media Information (AMI) segment increased more than 29 percent to $3.0 million from $2.4 million in the first quarter of fiscal 2008 and rose more than 7 percent from $2.8 million in the preceding fourth quarter of fiscal 2008. The increases primarily reflect incremental revenues generated from new and existing customers of the company’s Essentials Suite™ of media measurement services. The AMI segment represented approximately 12 percent of consolidated revenues and contributed approximately 29 percent of consolidated gross margin dollars in the first quarter of fiscal 2009.

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Revenues in the company’s Pay-Per-Transaction® (PPT) segment grew nearly 2 percent to $22.3 million from $21.9 million in last year’s comparable quarter and increased more than 14 percent from $19.5 million in the fourth quarter of fiscal 2008. The increases primarily reflect higher volumes of units shipped during the quarter.

Selling and administrative expenses were $6.9 million, or 27percent of revenues, in the first quarter of fiscal 2009, compared with $6.4 million, or 27 percent of revenues, during last year’s fiscal first quarter. Operating income was $1.7 million in the first quarter of fiscal 2009, versus $1.8 million in the same period last year.

Net income totaled $1.0 million, or $0.09 per diluted share in the first quarter of fiscal 2009, compared with $1.2 million, or $0.11 per diluted share, in last year’s comparable period.

Rentrak had cash, cash equivalents and marketable securities of $35.7 million at June 30, 2008, versus $31.8 million at March 31, 2008. The company generated $4.4 million in cash from operating activities in the first quarter of fiscal 2009, compared with cash used in operating activities of $1.2 million in the first quarter of fiscal 2008.

Rentrak Reports Fiscal 2009 First Quarter Financial Results

“Our positive first quarter results were driven by continued expansion in our AMI division, as well as strong performance in our PPT business,” said Rentrak Chairman and Chief Executive Officer Paul Rosenbaum. “In a challenging economy, our legacy PPT business is performing extremely well, as consumers seek inexpensive forms of entertainment. The current environment has made home entertainment a much more viable and dynamic market than a year ago, and we are hopeful that this trend will continue throughout the remainder of the year.”

Recent Operating Highlights

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Began live global trials with multiple studios for Rentrak’s Digital Download Essentials, a service that collects, processes, audits and reports on movie and television content rented or purchased by consumers and downloaded over a broadband connection;

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Cox Communications, the third largest cable television company in the U.S., Hargray Communications, a long standing telecommunications company, and Knology, a leading provider of interactive communications and entertainment services in the Southeast, joined Rentrak's distinguished list of 28 multiple system operators;

•	Added Kristie Fortner as Vice President of Syndication and Gordon Jones as Director of Business Development to support strategic growth of Rentrak’s AMI division;
•	Remain on-target with first calendar quarter 2009 commercial launch of linear TV measurement solution, TV Essentials™;
•	PPT business performed well in a challenging economy;
•	AMI division continued substantial growth trend.

“There are many high-growth opportunities before us,” Rosenbaum said. “Our strong balance sheet and our continued ability to generate healthy cash flow will allow us to take advantage of these opportunities. The entire Rentrak team is fully committed to capitalizing on our well-earned legacy of industry and technology expertise to pioneer the future of multi-screen media measurement.”

Conference Call

Rentrak has scheduled a conference call for 2:00 p.m. (PDT) August 5, 2008 to discuss the company’s first quarter financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 866-831-6291 from the U.S. or Canada, or 617-213-8860 from international locations, passcode 81410390. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through August 5, 2009. An audio replay of the conference call is available through midnight August 12 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 58816135.

About Rentrak Corporation

Rentrak Corporation, based in Portland, Oregon, is an information management company serving clients in the media, entertainment, retail and advertising industries. The company's Entertainment Essentials® suite of services is redefining media measurement in the digital broadband era. Entertainment Essentials provides customers with near-real- time, actionable insight into performance of content distributed over a wide variety of modern media technologies. Available by license or subscription, each Entertainment Essentials application allows executives to analyze detailed industry-wide and title-specific data to make decisions that enhance the bottom line and provide competitive advantage. For further information, please visit Rentrak's corporate Web site at www.rentrak.com.

Rentrak Reports Fiscal 2009 First Quarter Financial Results

Safe Harbor Statement

When used in this discussion, the words “anticipates,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company’s PPT® and information services segments, the company’s development efforts pertaining to new media measurement services and the timing of the commercial launch of those services; and anticipated customer acceptance of the company’s new media measurement services; and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2008 annual report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

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(Financial Tables Follow)

Rentrak Reports Fiscal 2009 First Quarter Financial Results

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30,	March 31,
	2008	2008
Assets
Current Assets:
Cash and cash equivalents	$35,748	$26,862
Marketable securities	—	4,986
Accounts receivable, net of allowances for
doubtful accounts of $585 and $572	16,850	15,032
Note receivable	396	396
Advances to program suppliers, net of program
supplier reserves of $24 and $17	132	95
Taxes receivable and prepaid taxes	616	1,455
Deferred income tax assets	253	253
Other current assets	1,169	1,296
Total Current Assets	55,164	50,375

Property and equipment, net of accumulated
depreciation of $8,115 and $7,731	6,134	6,145
Other assets	606	629
Total Assets	$61,904	$57,149

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$9,955	$6,768
Accrued liabilities	408	671
Deferred rent, current portion	90	90
Accrued compensation	901	930
Deferred revenue	1,788	873
Total Current Liabilities	13,142	9,332

Deferred rent, long-term portion	974	989
Deferred income tax liabilities	200	226
Taxes payable, long-term	1,980	1,965
Notes payable	748	965
Total Liabilities	17,044	13,477

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000
shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000
shares authorized; shares issued and outstanding:
10,611 and 10,605	11	11
Capital in excess of par value	47,323	47,189
Accumulated other comprehensive income	188	170
Accumulated deficit	(2,662)	(3,698)
Total Stockholders’ Equity	44,860	43,672
Total Liabilities and Stockholders’ Equity	$61,904	$57,149

Rentrak Reports Fiscal 2009 First Quarter Financial Results

Rentrak Corporation and Subsidiaries

Condensed Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended June 30,
	2008	2007

Revenue	$25,353	$24,238
Cost of sales	16,812	15,964
Gross margin	8,541	8,274

Selling and administrative expense	6,860	6,439
Income from operations	1,681	1,835

Other income (expense):
Interest income	170	407
Interest expense	(2)	(2)
	168	405

Income before income taxes	1,849	2,240
Provision for income taxes	813	992
Net income	$1,036	$1,248

Basic net income per share	$0.10	$0.12

Diluted net income per share	$0.09	$0.11

Shares used in per share calculations:
Basic	10,448	10,726
Diluted	10,983	11,333